UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 16, 2005
Date of Report (Date of Earliest Event Reported)
Commission File No. 001-31984

BRISTOL WEST HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3994449
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5701 Stirling Road, Davie, Florida	33314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(954) 316-5200

Item 8.01.    Other Events.
On June 16, 2005, Bristol West Holdings, Inc. (the "Company") issued a press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(c)    Exhibits.
The following exhibits are filed as part of this report:

Exhibit #	Description
99.1	Copy of the Company's press release, issued June 16, 2005.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                    BRISTOL WEST HOLDINGS, INC.

                            Date: June 17, 2005                                               By:           /s/ Craig E. Eisenacher
                                                                                                  ---------------------------------
                                                                                                  Name:     Craig E. Eisenacher
                                                                                                   Title:       Chief Financial Officer

INDEX TO EXHIBITS

Exhibit #	Description
99.1	Copy of the Company's press release, issued June 16, 2005.

FOR IMMEDIATE RELEASE

Contact:
Craig Eisenacher
Bristol West Insurance Group
Phone: (954) 316-5192

Bristol West Holdings, Inc. Reports Receipt of Subpoena

DAVIE, Fla., June 16, 2005 -- Bristol West Holdings, Inc. (NYSE: BRW) today reported that it has received a grand jury subpoena from the United States Attorney for the Southern District of New York seeking information related to its finite reinsurance activities. The Company has been informed that other insurance industry participants have received similar subpoenas.

As previously disclosed, Bristol West received subpoenas on April 21, 2005 from the Florida Office of Insurance Regulation requesting documents related to all reinsurance agreements to which the Company has been a party since January 1, 1998, and on May 2, 2005 from the Securities & Exchange Commission seeking documents relating to "certain loss mitigation insurance products."

The Company intends to cooperate fully with the latest subpoena as it has been doing with the earlier subpoenas.

About Bristol West

Bristol West Holdings, Inc. began its operations in 1973, and provides non-standard private passenger automobile insurance exclusively through agents and brokers in 21 states. Bristol West is traded on the New York Stock Exchange under the symbol, BRW.

For more information about Bristol West, please visit our website, www.bristolwest.com.